Exhibit 99.1

Healthpeak Properties Announces Leadership Update

DENVER, April 7, 2025 /Business Wire/ -- Healthpeak Properties, Inc. (NYSE: DOC) (the “Company”), a leading owner, operator, and developer of real estate for healthcare discovery and delivery, announced that Peter Scott has resigned as the Company’s Chief Financial Officer to assume the role of Chief Executive Officer of Healthcare Realty Trust Incorporated (NYSE: HR).

“We thank Pete for his eight years of service with Healthpeak as we undertook a major project to reposition and strengthen our portfolio, balance sheet, and platform,” said Scott Brinker, the Company’s President and Chief Executive Officer. “This change will enable our highly talented team to elevate their impact across the organization and carry out a seamless transition of responsibilities. We expect to name an internal successor in the coming weeks as we execute our thorough succession plan.”

ABOUT HEALTHPEAK PROPERTIES

Healthpeak Properties, Inc. is a fully integrated real estate investment trust (REIT) and S&P 500 company. Healthpeak owns, operates, and develops high-quality real estate for healthcare discovery and delivery. For more information regarding Healthpeak, visit www.healthpeak.com.

CONTACT

Andrew Johns, CFA

Senior Vice President – Investor Relations

720-428-5050